Exhibit 99.1

FOR IMMEDIATE RELEASE

Kaiser Aluminum Lifts Force Majeure at its Warrick Rolling Mill

FRANKLIN, Tenn. – September 6, 2022 – Kaiser Aluminum Corporation (NASDAQ:KALU) announced today that it has lifted force majeure declared on July 7, 2022 at its Warrick Rolling Mill (“Kaiser Warrick”), due to limited availability of magnesium utilized in the production of certain of its aluminum beverage and food packaging products, reducing its ability to produce those products at that time.

As the Company has previously disclosed, US Magnesium, LLC, (“US Mag”), Kaiser Warrick’s largest supplier of magnesium, declared force majeure on September 29, 2021 and had continued to supply approximately 50% of its contractual commitment until June 2022, at which time deliveries abruptly stopped. US Mag is not currently supplying any magnesium to Kaiser Warrick and no further shipments of magnesium are expected through the December 31, 2022 expiration of its supplier agreement.

The Company has now successfully secured and qualified magnesium from alternative sources to meet its requirements for the remainder of 2022, and is currently finalizing its supplier agreements for 2023 and beyond. With security of supply and its capacity fully restored, Kaiser Warrick is currently working with its customers to return to full production.

Company Description

Kaiser Aluminum Corporation, headquartered in Franklin, Tenn., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly engineered solutions for aerospace and high-strength, packaging, general engineering, custom automotive and other industrial applications. The Company’s North American facilities produce value-added plate, sheet, coil, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of its culture since the Company was founded in 1946. The Company’s stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company’s web site at www.kaiseraluminum.com. The web site includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC’s web site at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company’s annual stockholders’ meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

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This press release contains statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to it at the time such statements are made. Kaiser Aluminum cautions that any forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include: (a) the effectiveness of management's strategies and decisions, including strategic investments, capital spending strategies processes and countermeasures implemented to address operational and supply chain challenges, and the execution of those strategies; (b) general economic and business conditions, including the impact of the global outbreak of Coronavirus Disease 2019 and governmental and other actions taken in response, cyclicality, reshoring, supply interruptions, including the most recent disruptions resulting from the supply demand imbalances in the magnesium and silicon markets, and other conditions that impact demand drivers in the aerospace/high strength, automotive, general engineering, packaging and other end markets the Company serves; (c) the length of the force majeure and the financial impact of the force majeure on the Company; (d) the impact of the Company's future earnings, cash flows, financial condition, capital requirements and other factors on its financial strength and flexibility; and (e) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2021. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Investor Relations and Public Relations Contact:

Melinda C. Ellsworth

Kaiser Aluminum Corporation

(949) 614-1757